UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Amber Park Dr., Suite 125

Alpharetta, GA 30009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 997-8732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 26, 2021, Streamline Health Solutions, Inc. (the “Company”), Streamline Health, Inc., Streamline Pay & Benefits, LLC, Streamline Consulting Solutions, LLC, and Avelead Consulting, LLC, each a wholly-owned subsidiary of the Company, entered into that certain Second Amended and Restated Loan and Security Agreement (the “Loan and Security Agreement”) with Bridge Bank, a division of Western Alliance Bank (“Bridge Bank”). Pursuant to the Loan and Security Agreement, Bridge Bank agreed to provide the Company and its subsidiaries with a new term loan facility in the maximum principal amount of $10,000,000. Amounts outstanding under the term loan of the Loan and Security Agreement bear interest at a per annum rate equal to the Prime Rate (as published in The Wall Street Journal) plus 1.5%, with a Prime “floor” rate of 3.25%. Pursuant to the Loan and Security Agreement, the Company discontinued the existing $3,000,000 revolving credit facility with Bridge Bank. At the time of the discontinuance, there was no outstanding balance on the revolving credit facility. The Company will also be required to pay customary fees and expenses.

The term loan has a five-year term, and the maximum principal amount was advanced in a single-cash advance on or about the closing date. Interest accrued under the Loan and Security Agreement is due monthly, and the Company shall make monthly interest-only payments through the one-year anniversary of the closing date. From the first anniversary of the closing date through the maturity date, the Company shall make monthly payments of principal and interest with the remaining outstanding principal balance and all accrued but unpaid interest due in full on the maturity date. Proceeds of the term loan will be used (i) to fund certain fees and expenses associated with the Loan and Security Agreement, (ii) replenish the Company’s balance sheet for payments made in connection with the acquisition of Avelead Consulting, LLC (which such acquisition closed on August 16, 2021), and (iii) for ordinary working capital requirements and other general corporate needs. The term loan is secured by all, or substantially all, assets of the Company, its subsidiaries, and certain of its affiliates.

The Loan and Security Agreement includes customary financial covenants, including the requirements that the Company achieve certain EBITDA levels and certain recurring revenue levels. The Loan and Security Agreement also includes negative covenants, subject to exceptions, which limit transfers, capital expenditures, indebtedness, certain liens, investments, acquisitions, dispositions of assets, restricted payments and the business activities of the Company, as well as customary representations and warranties, affirmative covenants and events of default, including cross defaults and a change of control default. The line of credit also is subject to customary prepayment requirements.

The foregoing description of the terms of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required hereunder is provided under Item 1.01 above relating to the entry into the Loan and Security Agreement and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amended and Restated Loan and Security Agreement, dated August 26, 2021, by and among Streamline Health Solutions, Inc., Streamline Health, Inc., Streamline Pay & Benefits, LLC, Streamline Consulting Solutions, LLC, Avelead Consulting, LLC and Western Alliance Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: August 30, 2021	By:	/s/ Thomas J. Gibson
	Name:	Thomas J. Gibson
	Title:	Chief Financial Officer